Exhibit 10.2

                            FIRST AMENDMENT TO LEASE

This Amendment to Lease is made by and between Uenaka Family Partnership, a California general partnership ("Lessor") and KAL Equity Group, Ltd., a Nevada corporation ("Lessee") on the 16th day of October 2001.


WHEREAS, Lessee entered into a lease (the "Lease") for office space dated March 19, 2001 for that certain office space commonly known as Suite 200, 95 First Street, Los Altos, California 94022; and

WHEREAS, Lessee and Lessor wish to amend the Lease effective as of November 19 2001; and

WHEREAS, all provisions of the original Lease are hereby confirmed as stated, except as specifically modified in the numbered paragraphs below.

NOW, THEREFORE, Lessee and Lessor agree to the following provisions of this First Amendment:

1) Premises: On the effective date noted above, Lessor shall allow Lessee to expand into the 1,057 rentable square feet noted on Exhibit A on the ground floor of the building. Hereafter, the 1,057 rentable square feet shall be referred to as the Suite 120 Expansion Premises. The total square footage under lease from Lessor at 95 First Street will now be 3,135 square feet (1,057 square feet of expansion space and 2,078 of existing space).

2) Term: The term for the existin space (herafter referred as Suite 200 Premises) is hereby modified to extend through November 18 2006. The tenancy for the Suite 120 Expansion Premises shall commence on November 19, 2001 and will terminate with the Suite 200 Premises on November ,15; 2006. I `,s

3) Rent: The Base Rent for the Suite 120 Expansion Premises shall be $3.75 per square foot or $3,963.75 per month. The first month's rent will be pro-rated with subsequent payments due on the first of each month. The Base Rent for the Suite 200 Existing Premises remains at $5.00 per square foot or $10,390 per month through December 31, 2001. Beginning, January 1, 2002, the Base Rent for the Suite 200 Existing Premises will become $3.75 per square foot. As of January 1, 2002, the Base Rent for the Suite 200 Existing Premises and the Suite 120 Expansion Premises (hereafter referred to as the Premises) will be $11,756.25 per month.

4) Rent Escalation: Lessee agrees to pay to Lessor, as additional Base Rent, an amount representing the Base Rent escalation determined under this paragraph. Beginning with November X, 2002, the Base Rent for the Premises shall be increased annually by four percent.

5) Tenant improvements: Lessee accepts the Suite 120 Expansion Premises as-is, except for the following improvements to be made by Lessor at Lessor's sole cost and expense prior to November 16, 2001: a) Interior paint: Lessor shall repair the walls and paint Suite 120 in its building standard off-white color. b) Carpet replacement: Lessor shall replace all carpeting throughout the Premises at Lessor's sole cost and expense with building standard grade carpeting of a color mutually agreeable between Lessor and Lessee. The tile flooring in the supply/service room shall be retained.

6) Security Deposit: Lessee's security deposit is hereby confirmed to be $10,500.

7) Amendment Execution: This First Amendment to Lease is to be signed within 7 days of receipt by the Lessee.

The captions or headings of the above paragraphs are meant for convenience only and are otherwise not part of the Lease as amended. The portions of the paragraphs of similar names in the Lease not modified by this First Amendment are specifically retained by the parties.


The Lease as modified by this First Amendment is the entire agreement between the parties. All other discussions and negotiations are superseded by the Lease as modified by this First Amendment.

IN WITNESS WHEREOF, the parties to this First Amendment have executed this First Amendment as of the dates indicated below.

LESSEE:
KAL Equity Group, Ltd.

/s/ Kim A, Lorz                                                10/18/01
-------------------------------                         -----------------------
Kim A, Lorz, President                                         (dated)


LESSOR:
Uenaka Family Partnership

/s/ [ILLEGIBLE]                                                10/18/01
-------------------------------                         -----------------------
Its Uenaka, General Partner                                    (dated)









                        PORTFOLIO REALTY MANAGEMENT, INC.
                                  408/255-2278

                              STANDARD OFFICE LEASE

                                   FLOOR PLAN

                                [GRAPHIC OMITTED]

                            95 First Street Building
                              Los Altos, California

                             Suite 120, First Floor

                                 (not to scale)



                                [GRAPHIC OMITTED]


                                    EXHIBIT A